UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 20, 2007

Date of report (Date of earliest event reported)

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7275	47-0248710
(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive
Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)

(402) 595-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 20, 2007, ConAgra Foods, Inc. (the “Company”) will make a presentation to the Consumer Analyst Group of New York beginning at 11:30 a.m. EST. The slides used in the presentation by the Company in this webcasted event are furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference. The Company also issued a press release on February 20, 2007 regarding certain aspects of the presentation and the Company’s preliminary estimate of the impact of the recent Peter Pan Peanut Butter product recall. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

The presentation and earnings release contain the non-GAAP financial measure of expected fiscal 2007 diluted earnings per share on an adjusted basis. The presentation also contains the non-GAAP financial measures of expected fiscal 2007 Consumer Foods operating margins on an adjusted basis, expected fiscal 2007 ROIC and expected fiscal 2007 EBIT margin. Management believes these metrics provide a useful measure for investors in examining the Company’s and its Consumer Foods’ segment’s expected operational results for the year and facilitate year-to-year comparisons.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits.

Exhibit 99.1.    CAGNY Slide Presentation

Exhibit 99.2.    Press release issued February 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: February 20, 2007	By:	/s/ Colleen Batcheler
		Name:	Colleen Batcheler
		Title:	Vice President, Chief
Securities Counsel and Corporate Secretary

Exhibit Index

Exhibit 99.1  CAGNY Slide Presentation

Exhibit 99.2  Press Release issued February 20, 2007